Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-133368, No. 333-138070, No. 333-141571, No. 333-148924, No. 333-156995, No. 333-164567 and No. 333-171962) and on Form S-3 (No. 333-171963) of Vanda Pharmaceuticals Inc. of our report dated March 10, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
March 10, 2011